Exhibit 4.3

CARNIVAL CORPORATION,

CARNIVAL PLC

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

TRUSTEE

INDENTURE

DATED AS OF , 20

UNSECURED AND SUBORDINATED DEBT SECURITIES

CARNIVAL CORPORATION
CROSS REFERENCE SHEET*

This cross reference sheet shows the location in the indenture of the provisions inserted pursuant to section 310-318(a), inclusive, of the Trust Indenture Act of 1939.

TRUST INDENTURE ACT

SECTIONS OF INDENTURE
310(a)(1)(2)	6.9
(3)(4)	Inapplicable
(5)	6.9
310(b)	6.8 and 6.10
(b)(1)(A)(C)	Inapplicable
310(c)	Inapplicable
310(a)(b)	6.13 and 7.3
(c)	Inapplicable
313(a)(1)(2)(3)(4)(5)(7)	7.3
(6)	Inapplicable
(b)(1)	Inapplicable
(2)	7.3
(c)(d)	7.3
314(a)	7.4
(b)	Inapplicable
(c)(1)(2)	1.2
(3)	Inapplicable
(d)	Inapplicable
(e)	1.2
315(a)(c)(d)	6.1
(b)	6.2
(e)	5.14
316(a)(1)	5.12 and 5.13
(2)	Inapplicable
(b)	5.8
(c)	5.15
317(a)	5.3 and 5.4
(b)	10.3
318(a)(c)	1.5
(b)	Inapplicable

* The Cross Reference Sheet is not part of the Indenture.

i

(cont’d)

ii

(cont’d)

iii

(cont’d)

iv

INDENTURE, dated as of       , 20   , between CARNIVAL CORPORATION, a corporation organized and existing under the laws of the Republic of Panama (hereinafter sometimes called the “Company”), party of the first part, CARNIVAL PLC, a company incorporated and registered under the laws of England and Wales (hereinafter sometimes called the “Guarantor”), party of the second part, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (hereinafter sometimes called the “Trustee”), party of the third part.

WHEREAS, for its lawful corporate purposes, the Company deems it necessary to issue its securities and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

WHEREAS, all things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed by the Company and the Guarantor, and the execution of this Indenture has in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Securities are made, executed, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of Securities by the Holders thereof and of the sum of One Dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company, the Guarantor and the Trustee covenant and agree with each other, for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of series thereof, as follows:

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1.          Certain Terms Defined. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.

Certain terms, used principally in Article VI, are defined in that Article.

Act. The term “Act”, when used with respect to any Holder, shall have the meaning specified in Section 1.4.

Additional Amounts. The term “Additional Amounts” shall have the meaning specified in Section 10.5(a).

Affiliate; Control. The term “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have the meanings correlative to the foregoing.

Bankruptcy Code. The term “Bankruptcy Code” shall mean title 11 of the United States Code.

Board of Directors. The term “Board of Directors” or “Board,” when used with reference to the Company, shall mean (i) the Board of Directors of the Company, (ii) any duly authorized committee of such Board, (iii) any committee of officers of the Company or (iv) any officer of the Company acting, in the case of clauses (iii) or (iv), pursuant to authority granted by the Board of Directors of the Company or any committee of such Board.

Board Resolution. The term “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day. The term “business day”, when used with respect to any Place of Payment, shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the Place of Payment are authorized or obligated by law or regulation to close.

Change. The term “Change” shall have the meaning specified in Section 11.8.

Commission. The term “Commission” shall mean the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

Common Stock. The term “Common Stock” shall mean, with respect to any Person, capital stock issued by such Person other than Preferred Stock.

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Company. The term “Company” shall mean Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama, and, subject to the provisions of Article VIII, shall also include its successors and assigns.

Company Request; Company Order. The term “Company Request” or “Company Order” shall mean a written request or order signed in the name of the Company by its Chairman or Vice Chairman of the Board, its President, an Executive Vice President or a Vice President, the Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary, an Assistant Secretary, or any other authorized officer of the Company, and delivered to the Trustee.

Corporate Trust Office. The term “Corporate Trust Office” or other similar term shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attn: Corporate Trust Administration.

Corporation. The term “corporation” includes corporations, associations, companies and business trusts. Defaulted Interest. The term “Defaulted Interest” shall have the meaning specified in Section 3.7.

Depository. The term “Depository” shall mean, with respect to Securities of any series for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, another clearing agency or any successor registered under the Exchange Act, or other applicable statute or regulation, which in each case, shall be designated by the Company pursuant to either Section 2.5 or 3.1.

Discharge. The terms “Discharge” and “Discharged” shall have the meanings specified in Section 4.3.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Excluded Taxes. The term “Excluded Taxes” shall have the meaning specified in Section 10.5(a).

Event of Default. The term “Event of Default” shall have the meaning specified in Section 5.1.

Global Security. The term “Global Security” shall mean, with respect to any series of Securities, a Security executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall (i) be registered in the name of the Depository or its nominee; (ii) represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series; and (iii) be subject to the applicable procedures of the Depository.

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Guarantee. The term “Guarantee” means the guarantees specified in Section 16.1.

Guarantor. The term “Guarantor” shall mean Carnival plc, a corporation organized under the laws of England and Wales, and, subject to the provisions of Article VIII, shall also include its successors and assigns.

Guarantor Additional Amounts. The term “Guarantor Additional Amounts” shall have the meaning specified in Section 16.2(a).

Guarantor Excluded Taxes. The term “Guarantor Excluded Taxes” shall have the meaning specified in Section 16.2(a).

Guarantor Jurisdiction Taxes. The term “Guarantor Jurisdiction Taxes” shall have the meaning specified in Section 16.2(a).

Guarantor Taxing Jurisdiction. The term “Guarantor Taxing Jurisdiction” shall have the meaning specified in Section 16.2(a).

Holder. The term “Holder” shall mean a Person in whose name a Security is registered in the Security Register.

Indenture. The term “Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which one Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

Interest. The term “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity.

Interest Payment Date. The term “Interest Payment Date”, when used with respect to any Security, shall mean the Stated Maturity of an installment of interest on such Security.

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Judgment Currency. The term “Judgment Currency” shall have the meaning specified in Section 1.10.

Marketable Security. The term “Marketable Security” shall mean any Common Stock, Preferred Stock, debt security or other security of a Person which is (or will, upon distribution thereof, be) listed on the NYSE, the NASDAQ or any other national securities exchange registered under Section 6 of the Exchange Act, or approved for quotation in any system of automated dissemination of quotations of securities prices in the United States or for which there is a recognized market maker or trading market.

Maturity. The term “Maturity”, when used with respect to any Security, shall mean the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

NASDAQ. The term “NASDAQ” shall mean the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

New York Banking Day. The term “New York Banking Day” shall have the meaning specified in Section 1.10.

NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.

Officers’ Certificate. The term “Officers’ Certificate” shall mean a certificate signed by the Chairman or Vice Chairman of the Board, the President, an Executive Vice President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, or any authorized officer of the Company, and delivered to the Trustee. Each such certificate shall include (except as otherwise provided in this Indenture) the statements provided for in Section 1.2, if and to the extent required by the provisions thereof.

Opinion of Counsel. The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, and delivered to the Trustee. Each such opinion shall include the statements provided for in Section 1.2, if and to the extent required by the provisions thereof.

Original Issue Discount Security. The term “Original Issue Discount Security” means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (ii) any other Security which is issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Outstanding. The term “Outstanding”, when used with respect to Securities, shall mean, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except

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(i)             Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)            Securities or portions thereof for whose payment, redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as the Paying Agent) for the Holders of such Securities; provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

(iii)           Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.2, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.1 on the date of original issuance of such Security of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor on the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding for the purposes of such determination, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Paying Agent. The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.

Person. The term “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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Place of Payment. The term “Place of Payment”, when used with respect to the Securities of any series, shall mean the place or places where the principal of (and premium, if any, on) and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.

Predecessor Security. The term “Predecessor Security” of any particular Security shall mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

Preferred Stock. The term “Preferred Stock” shall mean, with respect to any Person, capital shares issued by such Person that are entitled to a preference or priority over any other capital shares issued by such Person upon any distribution of such Person’s assets, whether by dividend or upon liquidation.

Redemption Date. The term “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price. The term “Redemption Price” shall mean, when used with respect to any Security to be redeemed, the price at which it is to be redeemed by or pursuant to this Indenture.

Redemption Rescission Event. The term “Redemption Rescission Event” shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Common Stock or Marketable Securities of the Company or the Guarantor are registered and listed for trading (or, if shares of Common Stock or Marketable Securities are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6-1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the S&P 500 Index (or any successor index published by Dow Jones & Company, Inc. or S&P) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption of Securities is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the time and date fixed for redemption in such notice or (ii) an amount in excess of 15% (or if the time and date fixed for redemption is more than 15 days following the date on which such notice of redemption is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day at or prior to the time and date fixed for redemption, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the occurrence of an act of terrorism or commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Company could have a material adverse effect on the market for the Common Stock or Marketable Securities.

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Regular Record Date. The term “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series shall mean the date specified for that purpose as contemplated by Section 3.1.

Repayment Date. The term “Repayment Date” shall mean, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

Repayment Price. The term “Repayment Price” shall mean, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

Representative. The term “Representative” shall mean the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

Required Currency. The term “Required Currency” shall have the meaning specified in Section 1.10. Rescission Date. The term “Rescission Date” shall have the meaning specified in Section 11.9.

Responsible Officer. The term “responsible officer” when used with respect to the Trustee shall mean any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, any other officer or assistant officer of the Trustee who shall have direct responsibility for the administration of this Indenture.

Securities. The term “Securities” shall have the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the series as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

Security Register; Security Registrar. The terms “Security Register” and “Security Registrar” shall have the respective meanings set forth in Section 3.5.

Senior Debt. The term “Senior Debt” shall mean any obligation of the Company to its creditors whether now outstanding or subsequently incurred other than (i) any obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Debt, and (ii) obligations evidenced by the Securities.

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Special Record Date. The term “Special Record Date” for the payment of any Defaulted Interest shall mean a date fixed by the Trustee pursuant to Section 3.7.

Stated Maturity. The term “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, shall mean the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

Taxes. The term “Taxes” shall have the meaning specified in Section 10.5(a).

Taxing Jurisdiction. The term “Taxing Jurisdiction” shall have the meaning specified in Section 10.5(a).

Trading Day. The term “Trading Day” shall mean, with respect to the Common Stock or a Marketable Security, so long as the common stock or such Marketable Security, as the case may be, is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock or such Marketable Security, as the case may be, is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock or such Marketable Security, as the case may be, is listed is open for the transaction of business, or, if the Common Stock or such Marketable Security, as the case may be, is not so listed or admitted for trading on any national securities exchange, a day on which the member of the National Association of Securities Dealers, Inc. selected by the Company to provide pricing information for the Common Stock or such Marketable Security is open for the transaction of business.

Trustee. The term “Trustee” shall mean U.S. Bank Trust Company, National Association and, subject to the provisions of Article VI, shall also include its successors and assigns, and, if at any time there is more than one Person acting as Trustee hereunder, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

Trust Indenture Act. The term “Trust Indenture Act” (except as herein otherwise expressly provided) shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed.

Section 1.2.             Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent and covenants, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

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Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 10.4 shall include:

(i)             a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3.             Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer actually knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care (but without having made an investigation specifically for the purpose of rendering such opinion) should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4.             Acts of Holders; Record Dates.

(a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

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(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c)       The Company may, in the circumstances permitted by the Trust Indenture Act, fix any date as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. With regard to any record date, only the Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date.

(d)       The ownership of Securities shall be proved by the Security Register.

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(e)      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5.             Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed either to apply to this Indenture so modified or to be excluded, as the case may be. Wherever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture.

Section 1.6.             Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.7.             Separability Clause. In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.8.             Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.9.             Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.10.           Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

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Section 1.11.           No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

ARTICLE II.

SECURITY FORMS

Section 2.1.             Forms Generally. The Securities of each series shall be in substantially the form set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officer executing such Securities, as evidenced by his or her execution of the Securities. If the form or forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The Trustee’s certificates of authentication shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

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Section 2.2.             Form of Face of Security. [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

CARNIVAL CORPORATION
[$]	No.

CARNIVAL CORPORATION, a corporation organized and existing under the laws of the Republic of Panama (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), and CARNIVAL PLC, a company incorporated and registered under the laws of England and Wales (herein called the “Guarantor,” which term includes any successor under the Indenture hereinafter referred to) for value received, hereby promise to pay to           , or registered assigns, the principal sum of on [IF THE SECURITY IS TO BEAR INTEREST PRIOR TO MATURITY, INSERT –, and to pay interest thereon from or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually on and in each year, commencing           , at the rate of           % per annum, until the principal hereof is paid or made available for payment [IF APPLICABLE, INSERT –, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the or (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or, one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture]. This Security has the benefit of unconditional guarantees by the Guarantor, as more fully described on the reverse hereof.

[IF THE SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption, upon repayment at the option of the Holder or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

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Payment of the principal of (and premium, if any, on) and [IF APPLICABLE, INSERT — any such] Interest on this Security will be made at the office or agency of the Company maintained for that purpose in either the City of           , the State of           , or the City of           , the State of           , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [IF APPLICABLE, INSERT –; provided, however, that at the option of the Company payment of interest may be made by bank transfer or check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Carnival Corporation and Carnival plc have caused this Instrument to be signed by, in each case, a duly authorized officer thereof, manually or in facsimile.

Dated:

CARNIVAL CORPORATION

By:

CARNIVAL PLC

By:

Section 2.3.             Form of Reverse of Security. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of (herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Series designated on the face hereof [[IF APPLICABLE, INSERT–, limited in aggregate principal amount to $ ].

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Carnival plc irrevocably, unconditionally, and absolutely guarantees, jointly and severally and on a continuing basis, to each Holder of Securities, until final and indefeasible payment of the amounts referred to in Clause (i) below have been made: (i) the due and punctual payment of principal of and interest on the Securities at any time outstanding and the due and punctual payment of all other amounts payable, and all other amounts owing, by the Company to the Holders of the Securities under the Indenture and the Securities (including, without limitation, any Additional Amounts which may be owing to any of the Holders of Securities pursuant to the terms of Section 10.5 of the Indenture), in each case when and as the same shall become due and payable, whether at maturity, by acceleration, by redemption or otherwise and all other monetary obligations of the Company thereunder, all in accordance with the terms and provisions thereof and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company under the Indenture and the Securities.

The Guarantees constitute guarantees of payment, performance and compliance and not merely of collection. The obligation of the Guarantors to make any payments may be satisfied by causing the Company or any other Person to make such payments. Further, the Guarantors agree to pay any and all costs and expenses (including reasonable attorney’s fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantees.

The Company will pay to the Holders such Additional Amounts as may become payable under Section 10.5 of the Indenture. The Guarantor will pay to the Holders such Guarantor Additional Amounts as may become payable under Section 16.2 of the Indenture.

[IF APPLICABLE-INSERT–The Securities may be converted pursuant to the terms herein into [ ] if:[detail terms of conversion]. The Securities in respect of which a Holder has delivered [form of conversion notice] exercising the option of such Holder to require the Company to purchase such Security.]

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[IF APPLICABLE, INSERT – The Securities of this series are subject to redemption upon not less than 10 days’ nor more than 60 days’ notice, [IF APPLICABLE, INSERT – (1) on in any year commencing with the year and ending with the year at a Redemption Price equal to % of the principal amount, and (2)] at any time [on or after           , 20   ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before           ,           %, and if redeemed] during the 12-month period beginning of the years indicated,

YEAR	REDEMPTION PRICE	YEAR	REDEMPTION PRICE

and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date (subject to the right of Holders of record of such Securities, or one or more Predecessor Securities, on the relevant Regular Record Dates referred to on the face hereof to receive interest due on the relevant Interest Payment Date).]

[The Securities will also be subject to redemption as a whole, but not in part, at the option of the Company at any time at 100% of the principal amount, together with accrued interest thereon to the Redemption Date (subject to the right of Holders of record of such Securities, or one or more Predecessor Securities, on the relevant Regular Record Dates referred to on the face hereof to receive interest due on the relevant Interest Payment Date), in the event the Company or the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities or the Guarantees, any Additional Amounts or Guarantor Additional Amounts as a result of certain changes affecting withholding taxes which are specified in the Indenture.]

[IF APPLICABLE, INSERT – The Securities of this series are subject to redemption upon not less than 10 days’ nor more than 60 days’ notice, (1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning of the years indicated,

YEAR	REDEMPTION PRICE FOR REDEMPTION THROUGH OPERATION OF THE SINKING FUND	REDEMPTION PRICE FOR REDEMPTION OTHERWISE THAN THROUGH OPERATION OF THE SINKING FUND

and thereafter at a Redemption Price equal to % of the principal amount, together is the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date (subject to the right of Holders of record of such Securities, or one or more Predecessor Securities, on the relevant Regular Record Dates referred to on the face hereof to receive interest due on the relevant Interest Payment Date).]

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[IF APPLICABLE, INSERT – Notwithstanding the foregoing, the Company may not, prior to           , redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than % per annum.]

[IF APPLICABLE, INSERT – The sinking fund for this series provides for the redemption on in each year beginning with the year and ending with the year of [IF APPLICABLE, INSERT – not less than] $ [(“mandatory sinking fund”) and not more than $ ] aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [IF APPLICABLE, INSERT – mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]

[IF THE SECURITY IS SUBJECT TO REDEMPTION OF ANY KIND, INSERT – In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[IF APPLICABLE, INSERT – The Securities of this series are subject to repayment in whole [or in part] [but not in part], in integral multiples of $          , on [and ] at the option of the Holder hereof at a Repayment Price equal to % of the principal amount thereof [to be repaid], together with interest thereon accrued to the Repayment Date, all as provided in the Indenture (subject to the right of Holders of record of such Securities, or one or more Predecessor Securities, on the relevant Regular Record Dates referred to on the face hereof to receive interest due on the relevant Interest Payment Date) [; provided, however, that the principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$ ] [the minimum authorized denomination for Securities of this series]]. To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof, must be received by the Company at its office or agency maintained for that purpose in either the City of           , the State of           , or the City of           , the State of           [, which will be located initially at the office of the Trustee at ], not earlier than 30 days nor later than 15 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company.]

[IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT – If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

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[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT – If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [INSERT FORMULA FOR DETERMINING THE AMOUNT]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal; and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the holders of a majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of different authorized denominations as requested by the Holder surrendering the same.

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No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. [IF APPLICABLE, INSERT – OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to % of the principal amount thereof, together with interest thereon accrued to the Repayment Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

FOR THIS OPTION TO ELECT REPAYMENT TO BE EFFECTIVE, THIS SECURITY WITH THE OPTION TO ELECT REPAYMENT DULY COMPLETED MUST BE RECEIVED NOT EARLIER THAN 30 DAYS PRIOR TO THE REPAYMENT DATE AND NOT LATER THAN 15 DAYS PRIOR TO THE REPAYMENT DATE BY THE COMPANY AT ITS OFFICE OR AGENCY EITHER IN THE CITY OF           , THE STATE OF           , OR THE CITY OF           , THE STATE OF           [, WHICH WILL BE LOCATED INITIALLY AT THE OFFICE OF THE TRUSTEE AT ].

(If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $ or an integral multiple thereof) which is to be repaid: $. The principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than [$ [the minimum authorized denomination for Securities of this series].]

[If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount: ($ or any integral multiple of $ ): $.]

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Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

Section 2.4.             Form of Trustee’s Certificate of Authentication. This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By:
Authorized Officer

Section 2.5.             Securities Issuable in the Form of a Global Security.

(a)      If the Company shall establish pursuant to Section 3.1 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 3.3 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, a Global Security which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instruction and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.5 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.”

(b)      Notwithstanding any other provision of this Section 2.5 or of Section 3.5, but subject to the provisions of paragraph (c) below, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 3.5, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

(c)      If at any time the Depository for a series of Securities notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.5 shall no longer be applicable to the Securities of such series and the Company will execute, and the Trustee will authenticate and deliver, Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.5 shall no longer apply to the Securities of such series. In such event the Company will execute and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.5(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered, but without any liability on the part of the Company or the Trustee for the accuracy of the Depository’s instructions.

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(d)      All book-entry interests in a Global Security that are held by participants of a Depository shall be subject to the applicable procedures of such Depository.

ARTICLE III.

THE SECURITIES

Section 3.1.             Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is not limited.

The Securities may be issued in one or more series from time to time as may be authorized by the Board of Directors. There shall be established in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following as applicable:

(i)             the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(ii)            the limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.5, 3.4, 3.5, 3.6, 9.5, 11.7 or 12.5, and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

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(iii)           the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(iv)           the date or dates on which the principal of the Securities of the series is payable or the manner in which such dates are determined;

(v)            the rate or rates at which the Securities of the series shall bear interest, or the manner in which such rates are determined, the date or dates from which such interest shall accrue, or the manner in which such dates are determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Dates, if any, for the interest payable on any Interest Payment Date;

(vi)           the place or places where the principal of (and premium, if any, on) and any interest on Securities of the series shall be payable;

(vii)          the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company and the applicability, non-applicability or variation of Article XI with respect to the Securities of such series;

(viii)         the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof;

(ix)            the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(x)             if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(xi)            if other than the Trustee, the identity of the Security Registrar and/or Paying Agent;

(xii)           if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(xiii)          if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or currency unit in which payment of the principal of (and premium, if any) or interest on the Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.1;

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(xiv)          if the amount of payment of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to an index, formula or other method based on a coin currency or currency unit other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(xv)           if the principal of (and premium, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency or currency unit other than that in which the Securities are stated to be payable, the coin or currency or currency unit in which the principal of (and premium, if any) or interest on the Securities of such series are stated to be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

(xvi)         whether the Securities of the series are issuable as a Global Security and, in such case, the identity of the Depository for such series;

(xvii)        the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our Common Stock, Preferred Stock or other securities (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion);

(xviii)       any addition to or change in the Events of Default set forth in Section 5.1 which applies to Securities of the series;

(xix)          if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(xx)           any addition to or change in the covenants set forth in Article X which applies to Securities of the series;

(xxi)          the applicability, non-applicability, or variation of Article XII with respect to the Securities of such Series;

(xxii)         the provisions necessary to permit or facilitate the defeasance and discharge or covenant defeasance of the Securities of or within the series;

(xxiii)        any addition to or change in the provisions of Article XVI with respect to the Securities of such series; and

(xxiv)        any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the provisions of this Indenture).

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All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, such Board Resolution and the Officers’ Certificate setting forth the terms of the series shall be delivered to the Trustee at or prior to the delivery of the Company Order for authentication and delivery of Securities of such series.

The Company may, from time to time, by adoption of a Board Resolution and set forth in an Officers’ Certificate, or by way of one or more indentures supplemental hereto and subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional securities of any series of Securities (“Add On Securities”) having terms and conditions identical to those of such series of Outstanding Securities, except that such Add On Securities:

(A)           may have a different issue date from such series of Outstanding Securities;

(B)            may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on such series of Outstanding Securities; and

(C)            may have terms specified in such Board Resolution for such Add On Securities making appropriate adjustments to this Article III applicable to such Add On Securities in order to conform to and ensure compliance with the Securities Act (or applicable securities laws) which are not adverse in any material respect to the Holder of any Outstanding Securities (other than such Add On Securities) and which shall not affect the rights or duties of the Trustee.

Section 3.2.             Denominations. The Securities of each series shall be issuable in registered form without coupons and, except for any Global Security, in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series, other than a Global Security, shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.3.             Execution, Authentication, Delivery and Dating. The Securities shall be signed on behalf of the Company by its Chairman of the Board, its Vice Chairman, its President, its Chief Operating Officer, one of its Executive Vice Presidents or Vice Presidents, its Treasurer, one of its Assistant Treasurers or any other authorized officer of the Company. Such signatures upon the Securities may be the manual, facsimile or electronic signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Securities.

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Securities bearing the manual, facsimile or electronic signatures of individuals who were at the time they signed such Securities the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that all conditions precedent of the Indenture to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion with appropriate modifications shall be delivered at or before the time of issuance of the first Security of such series.

The Trustee shall not be required to authenticate and deliver any such Securities if the Trustee, being advised by counsel, determines that such action (i) may not lawfully be taken or (ii) would expose the Trustee to personal liability to existing Holders of Securities.

Each Security shall be dated the date of its authentication.

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No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.4.             Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as the definitive Securities of such series.

Section 3.5.             Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee or an office or agency of the Company maintained pursuant to Section 10.2 a register (the register maintained in such Corporate Trust Office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall, subject to the provisions of Section 2.5, provide for the registration of Securities and transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Subject to the provisions of Section 2.5, upon surrender for registration of transfer of any definitive Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new definitive Securities of the same series of any authorized denominations and of a like aggregate principal amount.

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Subject to the provisions of Section 2.5, at the option of the Holder, definitive Securities of any series may be exchanged for other definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the definitive Securities to be exchanged at such office or agency. Whenever any definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the definitive Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required (i) to issue or register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the delivery of the notice of redemption of Securities of that series under Section 11.4 and ending at the close of business on the day of the such delivery, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue or register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Any transfer or exchange of Securities shall be subject to the applicable procedures of the Depository. None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any actions taken or not taken by the Depositary, or for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under this Indenture or applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by this Indenture.

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Section 3.6.             Mutilated, Destroyed, Lost or Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding or, in case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7.             Payment of Interest; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holder in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.2; provided, however, that each installment of interest on any Security may at the Company’s option be paid by bank transfer or mailing a check for such interest payable to or upon the written order of the Holder entitled thereto pursuant to Section 3.8, to the address of such Holder as it appears on the Security Register.

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Any interest on any Security of any series which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:

(i)              The Company may elect to make payment of any Defaulted Interest to the Holders in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered electronically or mailed, first-class postage prepaid, to each Holder of Securities of such series at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so delivered or mailed, such Defaulted Interest shall be paid to the Holders in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)             The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, in the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Holder in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

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Section 3.8.             Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any actions taken or not taken by the Depository or its participants in respect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.9.             Cancellation. All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed by it and the Trustee shall deliver its certificate of such destruction to the Company, unless by a Company Order the Company directs their return to it.

Section 3.10.           Computation of Interest. Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.           CUSIP, ISIN and Common Codes. The Company in issuing the Securities may use “CUSIP”, “ISIN” or “Common Code” numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any changes in such numbers.

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ARTICLE IV.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.1.             Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Securities (except for Sections 10.5 and 16.2, Article XI and any surviving rights of conversion or registration of transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, on receipt of a Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(i)             either

(A)           all Securities of that series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) Securities of such series for whose payment money in the Required Currency has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been canceled or delivered to the Trustee for cancellation; or

(B)            all such Securities of that series not theretofore canceled or delivered to the Trustee for cancellation:

 (1)           have become due and payable, or

 (2)           will become due and payable at their Stated Maturity within one year, or

 (3)           are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the Required Currency sufficient to pay and discharge the entire indebtedness on such Securities not theretofore canceled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

(ii)            the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and

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(iii)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee with respect to that series under Section 6.7 shall survive and the obligations of the Company and the Trustee under Sections 3.5, 3.6, 4.2, 10.2 and 10.3 shall survive such satisfaction and discharge.

It is understood that the Company may also elect to exercise its rights under this Section 4.1 to satisfy and discharge the Indenture with respect to all series of Securities.

Section 4.2.             Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 or Section 4.3 shall be held in trust and applied by it, in accordance with the provisions of the series of Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Anything herein to the contrary notwithstanding, the Paying Agent or the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or securities deposited with and held by it as provided in Section 4.1, Section 4.3 and this Section 4.2 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, Discharge (as defined below) or covenant defeasance, provided that the Paying Agent or Trustee shall not be required to liquidate any securities in order to comply with the provisions of this paragraph.

The Trustee shall be entitled to rely upon the aforementioned Company Request and it shall not be required to investigate or otherwise confirm independently whether the funds requested by the Company are in excess of the amount required to satisfy its obligations at such time under this Indenture.

Section 4.3.             Defeasance Upon Deposit of Funds or Government Obligations. Unless pursuant to Section 3.1 provision is made that this Section shall not be applicable to the Securities of any series, at the Company’s option, either (a) the Company and the Guarantor shall be deemed to have been Discharged (as defined below) from their obligations with respect to any series of Securities after the applicable conditions set forth below have been satisfied or (b) the Company and the Guarantor shall cease to be under any obligation to comply with any term, provision or condition set forth in Article VIII (and any other Sections or covenants applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision), the Guarantor shall be released from the Guarantees and Section 5.1(e) of this Indenture (and any other Events of Default applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision) shall be deemed not to be an Event of Default with respect to any series of Securities if at any time after the applicable conditions set forth below have been satisfied:

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(i)             the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (1) money in an amount, or (2) the equivalent in securities of the government(s) which issued the currency in which the Securities are denominated or government agencies backed by the full faith and credit of such government(s) which through the payment of interest and principal in respect thereof in accordance with their terms will provide freely available funds on or prior to the due date of any payment, money in an amount, or (3) a combination of (1) and (2), sufficient, in the opinion (with respect to (2) and (3)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) and any premium of, interest on and any repurchase or redemption obligations with respect to the outstanding Securities of such series on the dates such installments of interest or principal or repurchase or redemption obligations are due (before such a deposit, if the Securities of such series are then redeemable or may be redeemed in the future pursuant to the terms thereof, in either case at the option of the Company, the Company may give to the Trustee, in accordance with Section 11.2, a notice of its election to redeem all of the Securities of such series at a future date in accordance with Article XI);

(ii)            no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit);

(iii)           the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 4.3 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Securities being Discharged, accompanied by a ruling to that effect from the Internal Revenue Service, unless, as set forth in such Opinion of Counsel, there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required;

(iv)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit referred to in paragraph (i) above was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

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(v)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the Discharge or defeasance of this Indenture with respect to the Securities of such series have been complied with.

If the Company, at its option, with respect to a series of Securities, satisfies the applicable conditions pursuant to either Clause (a) or (b) of the first sentence of this Section, then (x), in the event the Company satisfies the conditions to Clause (a) and elects Clause (a) to be applicable, the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and the Guarantees of such series and to have satisfied all the obligations under this Indenture relating to the Securities and the Guarantees of such series and (y) in either case, the Company and the Guarantor shall cease to be under any obligation to comply with any term, provision or condition set forth in Article VIII (and any other covenants applicable to such Securities that are determined pursuant to Section 3.1 to be subject to this provision), the Guarantor shall be released from the Guarantees and Section 5.1(e) (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 3.1 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter.

“Discharged” means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, on receipt of a Company Request and at the expense of the Company, shall execute proper instruments (prepared by the Company) acknowledging the same), except (A) the rights of Holders of Securities to receive, from the trust fund described in Clause (i) above, payment of the principal and any premium of and any interest on such Securities when such payments are due; (B) the Company’s and the Guarantor’s obligations with respect to such Securities under Sections 3.5, 3.6, 4.2, 6.7, 10.2, 10.3, 10.5 and 16.2; (C) the Company’s right of redemption, if any, with respect to any Securities of such series pursuant to Article XI, in which case the Company or the Guarantor may redeem the Securities of such series in accordance with Article XI by complying with such Article and depositing with the Trustee, in accordance with Section 11.5, an amount of money sufficient, together with all amounts held in trust pursuant to Section 4.1, Section 4.2 or this Section 4.3 with respect to Securities of such series, to pay the Redemption Price of all the Securities of such series to be redeemed; and (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder. A “Discharge” shall mean the meeting by the Company of the foregoing requirements.

Section 4.4.             Reinstatement. If the Trustee or Paying Agent is unable to apply any money or securities in accordance with Section 4.2 of this Indenture, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and, if applicable, the Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 or 4.3 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or securities in accordance with Section 4.2 of this Indenture; provided that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or securities held by the Trustee or Paying Agent.

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Section 4.5.             Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any Paying Agent for the payment of the principal of (or premium, if any, on) or interest on any Security of any series and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal of (or premium, if any, on) or interest on such Security shall have become due and payable, shall be repaid to the Company by the Trustee or such Paying Agent on demand; and the Holder of any of the Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be delivered to each such Holder in accordance with Section 17.3, a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

ARTICLE V.

REMEDIES

Section 5.1.             Events of Default. “Event of Default,” wherever used herein with respect to Securities of any series, shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the indenture supplemental hereto or Board Resolution creating such series of Securities or in the form of Security for such series:

(a)     default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b)     default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(c)     default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such default for five business days; or

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(d)     default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)      a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or the Guarantor or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or the Guarantor, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of indebtedness in excess of $100,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 6.1 and 6.2, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(f)      the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under the Bankruptcy Code or any other similar Federal or State law or (B) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

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(g)     the commencement by the Company or the Guarantor of a voluntary case or proceeding under the Bankruptcy Code or any other similar Federal or State law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under the Bankruptcy Code or any other similar Federal or State law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(h)     the Guarantee shall at any time cease to be in full force and effect, or the Company or the Guarantor or any Person acting on behalf of the Company or the Guarantor shall contest in any manner the validity, binding nature or enforceability of the Guarantee; or

(i)       any other Event of Default provided with respect to Securities of that series.

Section 5.2.             Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(a)     the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)             all overdue interest on all Securities of that series,

(ii)            the principal of (and premium, if any, on) and any sinking fund payments with respect to any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

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(iii)           to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to the date of such payment or deposit at the rate or rates prescribed therefor in such Securities or, if no such rate or rates are so prescribed, at the rate borne by the Securities during the period of such default, and

(iv)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)     all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

Section 5.3.             Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any Security of any series, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of (and premium, if any, on) any Security of any series on its Maturity and such default shall have continued for a period of five business days, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities of such series, the whole amount that then shall have become due and payable on all such Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate borne by the Securities during the period of such default; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4.             Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, shall be entitled and empowered, by intervention in such proceeding or otherwise,

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(i)             to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

(ii)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5.             Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6.             Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

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FIRST: To the payment of all amounts due the Trustee under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 5.7.             Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Indenture or the relevant Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)             such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(ii)            the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii)           such Holder or Holders shall have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(v)            no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.12 during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable and common benefit of all of such Holders.

Section 5.8.             Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and (subject to Section 3.7) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repayment at the option of the Holder, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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Section 5.9.             Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.           Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.           Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.           Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that

(i)             such direction shall not be in conflict with any rule of law or with this Indenture,

(ii)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(iii)           such direction is not unduly prejudicial to the rights of Holders not taking part in such direction, and

(iv)           such direction would not involve the Trustee in personal liability, as the Trustee, upon being advised by counsel, shall reasonably determine.

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Notwithstanding anything herein to the contrary, prior to taking any action under this Indenture at the direction of a Holder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

Section 5.13.           Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(i)             in the payment of the principal of (or premium, if any, on) or interest on any Security of such series, or

(ii)            in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, and the Company, the Trustee and Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.           Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any, on) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15.           Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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ARTICLE VI.

THE TRUSTEE

Section 6.1.          Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default,

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)           this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

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(iv)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2.          Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in accordance with Section 17.3, to all Holders of Securities of such series, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.1(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default (not including periods of grace, if any) with respect to Securities of such series.

Section 6.3.          Certain Rights of Trustee. Subject to the provisions of Section 6.1:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter may be deemed conclusively proved and established by an Officers’ Certificate, and the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon such Officers’ Certificate;

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(d)           the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance therewith;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)           except during the continuance of an Event of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           except with respect to Section 10.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 10.1, 5.1(a) or 5.1(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

(i)           delivery of reports, information and documents to the Trustee under Section 7.4(a) is for informational purposes only and shall not imply a duty to review and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates);

(j)           the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein;

(k)           the Trustee shall be under no obligation to institute any suit, or to undertake any proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made a defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be indemnified to its reasonable satisfaction against any and all costs and expenses, outlays and counsel fees and other anticipated disbursements, and against all liability except to the extent determined by a court of competent jurisdiction to have been caused solely by its own negligence or willful misconduct;

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(l)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(m)          the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(n)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be reasonably indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder; and

(o)           the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.4.          Trustee Not Responsible for Recitals in Indenture or in Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5.          May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.6.          Money Held in Trust. Subject to the provisions of Section 4.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall pay such interest on any moneys received by it hereunder as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the receipt of a Company Order with respect thereto.

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Section 6.7.          Compensation and Reimbursement. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company and any Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence or bad faith on the part of the Trustee in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the reasonable costs and expenses of enforcing this Indenture against the Company or any Guarantors (including this Section 6.7) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or any other Person or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder) (but excluding taxes imposed on such persons in connection with compensation for such administration or performance). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Issuer of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor shall be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

The obligations of the Company under this Section 6.7 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default, the expenses and compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

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Section 6.8.          Disqualification; Conflicting Interest.

(a)            If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series:

(i)           then, within 90 days after ascertaining that it has such conflicting interest, and if the Event of Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided below in this Section, resign, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 6.10;

(ii)           in the event that the Trustee shall fail to comply with the provisions of Clause (i) of this Subsection, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Holders of the Securities of the applicable series in the manner and to the extent provided in Section 7.3(c); and

(iii)          subject to the provisions of Section 5.14, unless the Trustee’s duty to resign is stayed as provided below in this Section, any Holder of the Securities of the applicable series who has been a bona fide Holder of such Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written request thereof by such Holder to comply with the provisions of Clause (i) of this Subsection.

(b)           For the purposes of this Section, a Trustee shall be deemed to have a conflicting interest if an Event of Default exists with respect to the Securities of the applicable series and:

(i)           the Trustee is trustee under this Indenture with respect to the Outstanding Securities of any series other than the applicable series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided, however, that there shall be excluded from the operation of this paragraph this Indenture with respect to the Securities of any series other than the applicable series and any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

(A)           this Indenture and such other indenture or indentures are wholly unsecured and ranks equally, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to Securities of the applicable series and one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of the applicable series and such other series or under such other indenture or indentures, or

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(B)           the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Securities of the applicable series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures;

(ii)           the Trustee or any of its directors or executive officers is an underwriter for the Company;

(iii)          the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

(iv)           the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

(v)           10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

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(vi)           the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

(vii)          the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(viii)         the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

(ix)           the Trustee owns, on the date of an Event of Default with respect to the Securities of the applicable series or any anniversary of such Event of Default while such Event of Default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such Event of Default with respect to the Securities of the applicable series and annually in each succeeding year that such Event of Default remains outstanding, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any, on) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection; or

(x)           except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 6.13(b), the Trustee shall become a creditor of the Company.

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For purposes of paragraph (i) of this Subsection, and of Sections 5.12 and 5.13, the term “series of securities” and “series” means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, however, that “series of securities” or “series” shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) except as expressly provided in paragraph (9) of this Subsection, an obligation shall be deemed to be “in default” when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in Clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

Except as provided in the next preceding paragraph, the word “security” or “securities” as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(c)           For the purposes of this Section:

(i)           The term “underwriter”, when used with reference to the Company, shall mean every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

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(ii)           The term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

(iii)          The term “person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(iv)         The term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

(v)          The term “Company” shall mean any obligor upon the Securities.

(vi)         The term “Event of Default” shall mean an Event of Default pursuant to Section 5.1, but exclusive of any period of grace or requirement of notice.

(vii)         The term “executive officer” shall mean the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

(d)           The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(i)           A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(ii)           A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

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(iii)         The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

(iv)         The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(A)           securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(B)           securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(C)           securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

(D)           securities held in escrow if placed in escrow by the issuer thereof; provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(e)           A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and, provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

Section 6.9.          Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia or a corporation or other person permitted to act as Trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000, and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or Person directly or indirectly controlling by, or under common control with such obligor shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in Section 6.10.

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Section 6.10.          Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)           The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and by delivering notice thereof to the Holders of Securities of such one or more series in accordance with Section 17.3. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the resigning Trustee within 60 days after the giving of such notice of resignation, the Company or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such one or more series or any Holder who has been a bona fide holder of a Security or Securities of such one or more series for at least six months may, subject to the provisions of Section 5.14, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(c)           The Trustee may be removed and a successor Trustee appointed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee so removed, to the successor Trustee and to the Company.

(d)           If at any time:

(i)           the Trustee shall fail to comply with Section 6.8(a) after written request therefor by the Company or by any Holder who has been a bona fide holder of a Security for at least six months, or

(ii)          the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)         the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, one copy of which Board Resolution shall be delivered to the Trustee so removed and one copy to the successor Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

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(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. Within one year after such successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Outstanding Securities of such series may appoint a successor trustee to replace the successor trustee appointed by the Company, by Act of such Holders delivered to the Company and the retiring Trustee, and such successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed within 60 days after the retiring or removed Trustee resigns or is removed, and accepted appointment in the manner required by Section 6.11, the retiring or removed Trustee, the Company or any Holder who has been a bona fide holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

Section 6.11.          Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges pursuant to Section 6.7, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

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(b)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)           Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

(e)           Upon acceptance of appointment by a successor Trustee as provided in this Section, the Company shall deliver notice of the succession of such Trustee hereunder to the Holders of the Securities of one or more or all series, as the case may be, to which the appointment of such successor Trustee relates as their names and addresses appear on the Security Register. If the Company fails to deliver such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be delivered at the expense of the Company.

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Section 6.12.          Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which the Securities or this Indenture provide that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13.          Preferential Collection of Claims Against Company.

(a)           Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(i)           an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(ii)           all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A)          to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or any other similar applicable Federal or State law;

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(B)           to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

(C)           to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

(D)           to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or any other similar applicable Federal or State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account, and before crediting to the respective claims of the Trustee, the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or any other similar applicable Federal or State law, but after, crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Bankruptcy Code or any other similar applicable Federal or State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

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Any Trustee which has resigned or been removed after the beginning of such three months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(1)           the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months’ period; and

(2)           such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b)           There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

(i)           the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(ii)           advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in Section 7.3 of this Indenture;

(iii)          disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(iv)          an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

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(v)          the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(vi)         the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

(c)           For the purposes of this Section only:

(i)           the term “default” shall mean any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(ii)          the term “other indenture securities” shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of Subsection (a) of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(iii)         the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(iv)         the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase processing, manufacturing shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

(v)          the term “Company” shall mean any obligor upon the Securities.

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ARTICLE VII.

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1.          Company to Furnish Trustee Information as to Names and Addresses of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a)           Semi-annually, not later than [April 1 and October 1] in each year, commencing [          , 20   ], a list for each series of Outstanding Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of a date not more than 15 days prior to the time such list is furnished and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

Section 7.2.          Preservation of Information; Communications to Holders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities (1) contained in the most recent list furnished to it as provided in Section 7.1 and (2) received by it in the capacity of Paying Agent or Security Registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)           In case three or more Holders of Securities of any series (hereinafter called “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of the same series or of all series, as the case may be, with respect to their rights under this Indenture or under the Securities of such series or of all series, as the case may be, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i)           afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Subsection (a) of this Section 7.2, or

(ii)           inform such applicants as to the approximate number of Holders of Securities of such series or of all series, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of Subsection (a) of this Section 7.2, and as to the approximate cost of delivering to such Holders the form of proxy or other communication, if any, specified in such application.

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If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, deliver to each Holder of Securities of such series or of all series, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of Subsection (a) of this Section 7.2, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be delivered and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall deliver to such applicants and file with the Commission, together with a copy of the material to be delivered, a written statement to the effect that, in the opinion of the Trustee, such delivery would be contrary to the best interests of the Holders of Securities of such series or of all series, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall deliver copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)           Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Guarantor, the Trustee, any Security Registrar and any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of Subsection (b) of this Section 7.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of delivering any material pursuant to a request made under said Subsection (b).

Section 7.3.          Reports by Trustee.

(a)           On or before October 1, 20 , and on or before October 1 in every year thereafter, so long as required by the Trust Indenture Act, as then amended, and so long as any Securities are Outstanding hereunder, the Trustee shall transmit to the Holders as hereinafter in this Section 7.3 provided and to the Company a brief report, dated as of the preceding [ , 20 ], with respect to any of the following events which may have occurred within the 12 months prior to the date of such report (but if no such event has occurred within such period no report need be transmitted):

(i)           any change to its eligibility under Section 6.9, and its qualification under Section 6.8;

(ii)           the creation of or any material change to a relationship specified in paragraphs (i) through (x) of Subsection (b) of Section 6.8;

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(iii)           the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one per cent of the aggregate principal amount of the Outstanding Securities on the date of such report;

(iv)           the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or (5) of Subsection (b) of Section 6.13;

(v)            any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(vi)           any additional issue of Securities which it has not previously reported; and

(vii)           any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.2.

(b)           The Trustee shall transmit to the Holders, as hereinafter provided, and to the Company a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of Subsection (a) of this Section 7.3 (or if no such report has yet been so transmitted, since the date of execution of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten per cent or less of the aggregate principal amount of the Outstanding Securities at such time, such report to be transmitted within 90 days after such time.

(c)           Reports pursuant to this Section 7.3 shall be delivered to all Holders in accordance with Section 17.3.

(d)           A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any of the Securities are listed and also with the Commission. The Company agrees to notify the Trustee when and as any of the Securities become listed on any stock exchange.

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Section 7.4.          Reports by Company.

(a)           The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission under the Trust Indenture Act, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b)           The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c)           The Company covenants and agrees to transmit to the Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Subsection (c) of Section 7.3, such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE VIII.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.1.          Consolidations and Mergers of Company and Guarantor Permitted Subject to Certain Conditions. Neither the Company nor the Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither the Company nor the Guarantor shall permit any Person to consolidate with or merge into the Company or the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Company or the Guarantor, unless:

(a)           in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in any supplemental indenture hereto; or in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall (i) be the Company or the Guarantor or (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance or observance of every covenant of this Indenture on the part of the Guarantor to be performed or observed and shall have provided for conversion rights in any supplemental indenture hereto.

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(b)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2.          Rights and Duties of Successor Person. Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

Section 9.1.          Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution, the Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(i)           to evidence the succession of another corporation or entity to the Company or the Guarantor, or successive successions, and the assumption by the successor corporation or entity of the covenants, agreements and obligations of the Company or the Guarantor pursuant to Article VIII hereof;

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(ii)          to add to the covenants of the Company or the Guarantor or to add additional rights for the benefit of the Holders of all or any series of Securities (and if such covenants or rights are to be for the benefit of less than all series of Securities, stating that such covenants or rights are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor;

(iii)         to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default;

(iv)          to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form;

(v)          to add to, change or eliminate any of the provisions of this Indenture, provided that any such addition, change or elimination shall (A) neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) adversely affect the rights of the Holder of any such Security in any material respect or (B) become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(vi)         to secure the Securities;

(vii)        to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1, or (unless prohibited by the terms of the Securities of any series set pursuant to Section 3.1) to provide for the re-opening of such series of Securities and for the issuance of Add On Securities of such series;

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(viii)      to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(ix)         to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture, or to make such other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(x)          to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act or to comply with the rules of any applicable Depositary;

(xi)         to add additional guarantors in respect of the Securities;

(xii)        to add to or change any of the provisions of this Indenture to permit the issuance of Securities in uncertificated form; or

(xiii)      to make provision with respect to the conversion rights, if any, to holders of the Securities issued pursuant to the requirements any such supplemental indenture.

The Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Outstanding Securities, notwithstanding any of the provisions of Section 9.2.

Section 9.2.          Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company when authorized by a Board Resolution, and the Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or amend or modify the terms of any of the Guarantees in a manner adverse to the Holders, without the consent of the Holder of each Outstanding Security so affected, (ii) reduce the aforesaid percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, without the consent of the Holders of all the Outstanding Securities of such series or (iii) adversely effect the right in any material respect to convert any Securities as provided in any supplemental indenture.

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A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon receipt of a Company Order (accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture), an Officer’s Certificate and Opinion of Counsel, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3.          Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4.          Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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Section 9.5.            Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X.

PARTICULAR COVENANTS OF THE COMPANY

Section 10.1.          Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of (and premium, if any, on) and interest on the Securities of that series to each Holder in accordance with the terms of the Securities and this Indenture.

Section 10.2.          Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give notice to the Trustee of the location, and any change in the location, of each such office or agency. In case the Company shall fail to maintain any such required office or agency or shall fail to give notice of the location or of any change thereof, presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints the Trustee as its office or agency for such purpose.

The Company may also from time to time designate one or more other offices or agencies in any location where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3.          Money for Securities Payments to be Held in Trust. If the Company or the Guarantor shall at any time act as the Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any, on) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure by the Company to take such action or failure so to act.

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Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (or premium, if any, on) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (or premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)           hold all sums held by it for the payment of the principal of (or premium, if any, on) or interest on Securities of that series (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Persons entitled thereto;

(ii)           give the Trustee notice of any failure by the Company (or any other obligor upon the Securities of that series) to make any payment of principal of (or premium, if any, on) or interest on the Securities of that series when the same shall be due and payable; and

(iii)           at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of this Indenture, or for any other reason, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 10.4.          Statement by Officers as to Default. The Company and the Guarantor will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate stating, as to each officer signing such certificate, whether or not to the best of his knowledge the Company or the Guarantor, as applicable, is in default in the performance and observance of any of the terms, provisions and conditions hereof, and, if the Company or the Guarantor, as applicable, shall be in default, specifying all such defaults and the nature thereof of which he may have knowledge.

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Section 10.5.          Additional Amounts. (a) The Company hereby agrees that any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the United States or any political subdivision or taxing authority thereof) of a successor entity to the Company pursuant to Section 8.1, to the extent that such taxes, levies, imposts or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Securities, or (ii) any other jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by the Company hereunder or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in Clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Taxes”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable Taxing Jurisdiction. If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other Taxing Jurisdiction, the Company shall (subject to compliance by the Holder or beneficial owner of each Security with any applicable administrative requirements) pay such additional amounts (“Additional Amounts”) required to make the net amounts paid to each Holder of such Security or the Trustee pursuant to the terms of this Indenture or the Securities, after such deduction or withholding, equal to the amounts of principal, premium, if any, interest, if any, and sinking fund or analogous payments, if any, to which such Holder or the Trustee is entitled. However, the Company shall not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):

(1)           any present or future Taxes imposed, assessed, levied or collected as a result of the Holder or beneficial owner of a Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising solely from holding or owning such Security, or collecting principal and interest, if any, on, or the enforcement of, such Security) with the Republic of Panama or any other applicable Taxing Jurisdiction;

(2)           any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date the relevant payment is first made available for payment to the Holder or beneficial owner;

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(3)           any present or future Taxes imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);

(4)           any present or future Taxes payable other than by deduction or withholding from payments under, or with respect to, any Security;

(5)           any present or future Taxes imposed in connection with a Security presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Security to the extent such Taxes could have been avoided by presenting the relevant Security to, or otherwise accepting payment from, another Paying Agent;

(6)           any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to make any certification, identification or other report concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable Taxing Jurisdiction of the Holder or beneficial owner of such Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Taxes;

(7)           any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

(8)           any combination of Clauses (1) through (7) above;

provided further, that no such Additional Amounts shall be payable in respect of any Security held by (x) any Holder or beneficial owner that is not the sole beneficial owner of such Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Security, (y) any Holder that is not a resident of the United States to the extent that, had such Holder been a resident of the United States and eligible (taking into account any applicable limitation on benefits article or similar provision) for the benefit of any double taxation treaty between the United States and the applicable Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security, such Holder would not have been entitled to such Additional Amounts, or (z) any Holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such Holder of a Security been so eligible and made all relevant claims).

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The Company or any successor to the Company, as the case may be, agrees to indemnify and hold harmless each Holder of a Security and upon written request reimburse each Holder for the amount of (i) any Taxes levied or imposed and paid by such Holder of a Security (other than Excluded Taxes) as a result of payments made with respect to such Security, (ii) any liability (including penalties, interest and expenses) arising therefrom with respect thereto, and (iii) any Taxes (other than Excluded Taxes) with respect to payment of Additional Amounts or any reimbursement pursuant to this sentence, in each case, to the extent not otherwise reimbursed by the payment of any Additional Amount and not excluded from the requirement to pay Additional Amounts, as described above.

The Company or any successor to the Company, as the case may be, shall also (i) make such withholding or deduction to the extent required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or any successor to the Company, as the case may be, shall furnish the Trustee within 30 days after the date the payment of any such Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by the Company or any successor to the Company, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee. It is understood, however, that the Trustee is under no obligation to request such certified copies of tax receipts evidencing the payment.

At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to those payments, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable, stating the amounts that will be payable and setting forth any other information necessary to enable the Trustee to pay such Additional Amounts to Holders of the Securities on the payment date.

Whenever in this Indenture or any Security there is mentioned, in any context, the payment of the principal, premium, if any, or interest, or sinking fund or analogous payment, if any, in respect of such Security or overdue principal or overdue interest or overdue sinking fund or analogous payment, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention thereof in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

The obligations of the Company (and any successor entity to the Company pursuant to Section 8.1) under this Section 10.5 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Securities.

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(b)           Each Holder of a Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving written notice from the Company to the effect that such Holder is eligible for a refund in respect of Taxes actually paid by the Company pursuant to this Section 10.5, such Holder will sign and deliver, as reasonably directed by the Company, any form provided to such Holder by the Company to enable such Holder to obtain a refund in respect of such Taxes; and if such Holder thereafter receives such refund in respect of such Taxes, such Holder will promptly pay such refund to the Company (together with interest, if any, received by such Holder from the relevant taxing authority). If a Holder applies for a refund of such Taxes prior to a request by the Company to apply for such a refund, the Holder will, upon receipt of a request by the Company to apply for, or to turn over the proceeds of, any such refund, pay any such refund to the Company (together with interest, if any, received by such Holder from the relevant taxing authority), promptly upon receipt of such refund. The Company shall pay all reasonable out-of-pocket expenses incurred by a Holder in connection with obtaining such refund.

ARTICLE XI.

REDEMPTION OF SECURITIES

Section 11.1.          Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

Section 11.2.          Election to Redeem; Notice to Trustee. The right of the Company to elect to redeem any Securities of any series shall be set forth in the terms of such Securities of such series established in accordance with Section 3.1. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least five days prior to the delivery of the notice of redemption pursuant to Section 11.4 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.3. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.3.          Selection by Trustee of Securities to be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than five days prior to the delivery of the notice of redemption pursuant to Section 11.4 by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or such method as the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of the Depository; provided, however, that no such partial redemption shall reduce the portion of the principal amount of such Security not redeemed to less than the minimum authorized denomination for Securities of that series.

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The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4.          Notice of Redemption. Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee, in the name and at the expense of the Company, to the Holders of the Securities to be redeemed, in accordance with Section 16.3, not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed           ,           , except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities of such series or a satisfaction and discharge of this Indenture.

All notices of redemption shall state:

(i)           the Redemption Date,

(ii)          the Redemption Price (or manner of calculation if not then known),

(iii)         if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(iv)         that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(v)          in the case of certificated Securities, the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(vi)         that the redemption is for a sinking fund, if such is the case.

Notice of any redemption may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of an equity or debt financing. If any redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption in respect thereof shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.

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Section 11.5.          Deposit of Redemption Price. On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.6.          Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender therefor, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7.          Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

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Section 11.8.          Optional Redemption or Assumption of Securities Under Certain Circumstances. (a)(i) Unless otherwise specified with respect to the Securities of any series, if as the result of any change in or any amendment to the laws, including any regulations thereunder and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor entity to the Company pursuant to Section 8.1), or of any political subdivisions or taxing authorities thereof or therein affecting taxation, or any change in an application or interpretation of such laws, including any applicable double taxation treaty or convention, which change, amendment, application or interpretation (“Change”) becomes effective on or after the original issuance date of such series (or, if such Change is imposed with respect to tax imposed with respect to payments from the jurisdiction in which a successor entity to the Company pursuant to Section 8.1 is incorporated, such later date on which such successor entity becomes a successor entity to the Company pursuant to Section 8.1), it is determined by the Company based upon an opinion of independent counsel of recognized standing that (i) the Company would be required to pay Additional Amounts (as defined in Section 10.5 herein) in respect of principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, on the next succeeding date for the payment thereof (and such obligation could not be avoided by the Company taking reasonable measures available to it), or (ii) any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor entity to the Company pursuant to Section 8.1) or by any political subdivisions or taxing authorities thereof or therein, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then the Company may, at its option, on giving not less than 10 nor more than 60 days’ irrevocable notice, redeem such series of Securities in whole, but not in part, at any time (except in the case of Securities of a series having a variable rate of interest, which may be redeemed only on an Interest Payment Date) at a Redemption Price equal to 100 percent of the principal amount thereof plus accrued interest to the Redemption Date (except in the case of outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of each series of such Securities) (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (i) no notice of redemption may be given more than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts or such tax would be imposed, as the case may be, and (ii) at the time that such notice of redemption is given, such obligation to pay Additional Amounts or such tax, as the case may be, remains in effect.

(ii)           Unless otherwise specified with respect to the Securities of any series, if as the result of any change in or any amendment to the laws, including any regulations thereunder and any applicable double taxation treaty or convention, of the United Kingdom (or the jurisdiction of tax residence (other than the United States) of a successor entity to the Guarantor pursuant to Section 8.1), or of any political subdivisions or taxing authorities thereof or therein affecting taxation, or any change in an application or interpretation of such laws, including any applicable double taxation treaty or convention, which change, amendment, application or interpretation (“Change”) becomes effective on or after the original issuance date of such series (or, if such Change is imposed with respect to tax imposed with respect to payments from the jurisdiction in which a successor entity to the Guarantor pursuant to Section 8.1 has tax residence, such later date on which such successor entity becomes a successor entity to the Guarantor pursuant to Section 8.1), it is determined by the Guarantor based upon an opinion of independent counsel of recognized standing that (i) the Guarantor would be required to pay Guarantor Additional Amounts (as defined in Section 16.2 herein) in respect of principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, on the next succeeding date for the payment thereof (and such obligation could not be avoided by the Guarantor taking reasonable measures available to it), or (ii) any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of tax residence (other than the United States) of a successor entity to the Guarantor pursuant to Section 8.1) or by any political subdivisions or taxing authorities thereof or therein, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then the Company or the Guarantor may, at its option, on giving not less than 10 nor more than 60 days’ irrevocable notice redeem such series of Securities in whole, but not in part, at any time (except in the case of Securities of a series having a variable rate of interest, which may be redeemed only on an Interest Payment Date) at a Redemption Price equal to 100 percent of the principal amount thereof plus accrued interest to the Redemption Date (except in the case of outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of each series of such Securities) (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (i) no notice of redemption may be given more than 90 days prior to the earliest date on which the Guarantor would be obligated to pay such Guarantor Additional Amounts or such tax would be imposed, as the case may be, and (ii) at the time that such notice of redemption is given, such obligation to pay Guarantor Additional Amounts or such tax, as the case may be, remains in effect.

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(b)           Prior to any redemption of a series of Securities pursuant to paragraph (a) above, the Company or the Guarantor shall provide the Trustee with an opinion of independent counsel of recognized standing which states that the conditions precedent to the right of the Company or the Guarantor to redeem such Securities pursuant to this Section shall have occurred. Each such opinion of independent counsel of recognized standing shall be based on the laws in effect on the date of such opinion or to become effective on or before the next succeeding date of payment of principal, premium, if any, interest, if any, and sinking fund or analogous payments, if any. For purposes of this Section, all references to the Company or the Guarantor in this paragraph shall include any successor entity thereto pursuant to Section 8.1.

Section 11.9.          Rescission of Redemption. In the event that this Section 11.9 is specified to be applicable to a series of Securities pursuant to Section 3.1 and a Redemption Rescission Event shall occur following any day on which a notice of redemption shall have been given pursuant to Section 11.4 hereof but at or prior to the time and date fixed for redemption as set forth in such notice of redemption, the Company may, at its sole option, at any time prior to the earlier of (i) the close of business on that day which is two Trading Days following such Redemption Rescission Event and (ii) the close of business on that day which is one Trading Day before the Redemption Date, rescind the redemption to which such notice of redemption shall have related by providing notice of such rescission to the Holders in accordance with Section 16.3 (the date on which such notice shall have been given being hereinafter referred to as the “Rescission Date”). From and after the delivery of such notice, the Company shall have no obligation to redeem Securities called for redemption pursuant to such notice of redemption or to pay the Redemption Price therefor and all rights of Holders of Securities shall be restored as if such notice of redemption had not been given. As promptly as practicable following the delivery of such notice, the Company shall telephonically notify the Trustee and the Paying Agent of such rescission. Each notice of rescission shall state that the redemption described in the notice of redemption has been rescinded.

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ARTICLE XII.

REPAYMENT AT OPTION OF HOLDERS

Section 12.1.          Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

Section 12.2.          Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 12.3.          Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder, must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 30 days nor later than 15 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of $1,000 unless otherwise specified in the terms of such Security, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

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Section 12.4.          When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) interest on such Securities or the portions thereof, as the case may be, shall cease to accrue.

Section 12.5.          Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE XIII.

SINKING FUNDS

Section 13.1.          Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 13.2.          Satisfaction of Sinking Fund Payments with Securities. The Company may (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company and (2) receive credit for Securities of a series which have been previously delivered to the Trustee by the Company or for Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such Series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

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Section 13.3.          Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 13.2 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 13.2 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

Prior to any sinking fund payment date, the Company shall pay to the Trustee in cash a sum equal to any interest accrued to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 13.3.

ARTICLE XIV.

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES

Section 14.1.          Exemption From Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers, directors or employees, as such, of the Company or of any successor entity, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

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ARTICLE XV.

SUBORDINATION

Section 15.1.          Agreement to Subordinate. The Company agrees, and each Holder of Securities by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt and that the subordination is for the benefit of the holders of Senior Debt.

The provisions of this Article 15 define the subordination of the Securities, as obligations of the Company, with respect to Senior Debt of the Company, as defined for the Company. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to the Guarantor, with appropriate corresponding references to the Senior Debt of the Guarantor.

Section 15.2.          Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(i)           holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Holders of Securities shall be entitled to receive any payment of principal of or interest on Securities; and

(ii)          until the Senior Debt is paid in full in cash, any distribution to which Holders of Securities would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that Holders of Securities may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

Section 15.3.          Default on Senior Debt. The Company may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if:

(i)           a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and

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(ii)           the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 15.11. If the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Debt shall not be effective for purposes of this Section.

The Company may resume payments on the Securities and may acquire them when:

(a)           the default is cured or waived, or

(b)           120 days pass after the notice is given if the default is not the subject of judicial proceedings, if this Article otherwise permits the payment or acquisition at that time.

Section 15.4.          Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may pay the Securities when 120 days pass after the acceleration occurs if this Article permits the payment at that time.

Section 15.5.          When Distribution Must Be Paid Over. If a distribution is made to Holders of Securities that because of this Article should not have been made to them, the Holders of Securities who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Section 15.6.          Notice by Company. The Company shall promptly notify the Trustee and any Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on Securities to violate this Article.

Section 15.7.          Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, Holders of Securities shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Securities have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders of Securities is not, as between the Company and Holders of Securities, a payment by the Company on Senior Debt.

Section 15.8.          Relative Rights. This Article defines the relative rights of Holders of Securities and holders of Senior Debt. Nothing in this Indenture shall:

(i)           impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

(ii)           affect the relative rights of Holders of Securities and creditors of the Company other than holders of Senior Debt; or

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(iii)           prevent the Trustee or any Holders of Securities from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders of Securities.

If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still an Event of Default as provided elsewhere herein.

Section 15.9.           Subordination May Not Be Impaired By Trust. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 15.10.          Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Section 15.11.          Rights of Trustee and Paying Agent. The Trustee or any Paying Agent may continue to make payments on the Securities until it receives notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice.

ARTICLE XVI.

GUARANTEES

Section 16.1.          Guarantees. The Guarantor hereby irrevocably, unconditionally, and absolutely guarantees, jointly and severally and on a continuing basis, to each Holder of Securities as and for the Guarantor’s own debt, until final and indefeasible payment of the amounts referred to in Clause (a) below have been made:

(a)           the due and punctual payment of principal of and interest on the Securities at any time outstanding and the due and punctual payment of all other amounts payable, and all other amounts owing, by the Company to the Holders of the Securities under this Indenture and the Securities (including, without limitation, any Additional Amounts which may be owing to any of the Holders of Securities pursuant to the terms of Section 10.5 hereof), in each case when and as the same shall become due and payable, whether at maturity, by acceleration, by redemption or otherwise and all other monetary obligations of the Company hereunder, all in accordance with the terms and provisions hereof and thereof; and

(b)           the punctual and faithful performance, keeping, observance and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company under this Indenture and the Securities.

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All of the obligations set forth in Clause (a) and Clause (b) of this Section 16.1 are referred to herein as the “Guarantees.” Such Guarantees will constitute guarantees of payment, performance and compliance and not merely of collection.

(c)           The Guarantor further agrees to waive presentment to, demand of payment from and protest to the Company or any other Person, and also waives diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any other Person and any right to require a proceeding first against the Company or any other Person. The obligations of the Guarantor shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under this Indenture or the Securities of any series.

(d)           The obligation of the Guarantor to make any payment hereunder may be satisfied by causing the Company or any other Person to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of the Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)           The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under its Guarantees.

(f)           Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guarantees shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee under this Indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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Section 16.2.          Guarantor Gross-up.

(a)           All payments with respect to this Indenture and the Securities made by the Guarantor pursuant to the Guarantees shall be governed by this Section 16.2, and the Guarantor shall cause all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States or any political subdivision or taxing authority thereof) of a successor entity to the Guarantor pursuant to Section 8.1, to the extent that such taxes, levies, imposts or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Guarantee, as applicable, or (ii) any other jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by the Guarantor hereunder or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in Clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction” and such taxes, levies, imposts and other governmental charges are referred to as “Guarantor Jurisdiction Taxes”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Guarantor Taxing Jurisdiction. If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as defined below) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, the Guarantor shall (subject to compliance by the Holder or beneficial owner of each Security with any applicable administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each Holder of such Security or the Trustee pursuant to the terms of this Indenture or the Securities, after such deduction or withholding, equal to the amounts then due and payable under the terms of this Indenture or the Securities. However, the Guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):

(1)           any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the Holder or beneficial owner of a Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising solely from holding or owning such Security, or collecting principal and interest, if any, on, or the enforcement of, such Security) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;

(2)           any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date the relevant payment is first made available for payment to the Holder or beneficial owner;

(3)           any present or future Guarantor Jurisdiction Taxes imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);

(4)           any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure to make any certification, identification or other report concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction of the Holder or beneficial owner of such Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Guarantor Jurisdiction Taxes;

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(5)           any present or future Guarantor Jurisdiction Taxes payable other than by deduction or withholding from payments under, or with respect to, any Security;

(6)           any present or future Guarantor Jurisdiction Taxes imposed in connection with a Security presented to a Paying Agent for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the Security to the extent such Guarantor Jurisdiction Taxes could have been avoided by presenting the relevant Security to, or otherwise accepting payment from, another Paying Agent;

(7)           any estate, inheritance, gift, sale, transfer, personal property or similar Guarantor Jurisdiction Tax or duty; or

(8)           any combination of Clauses (1) through (7) above;

provided further, that no such Guarantor Additional Amounts shall be payable in respect of any Security held by (x) any Holder or beneficial owner that is not the sole beneficial owner of such Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Security, (y) any Holder that is not a resident of the United States to the extent that, had such Holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security, such Holder would not have been entitled to such Guarantor Additional Amounts, or (z) any Holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such Holder of a Security been so eligible and made all relevant claims).

The Guarantor or any successor to the Guarantor, as the case may be, agrees to indemnify and hold harmless each Holder of a Security and upon written request reimburse each Holder for the amount of (i) any Guarantor Jurisdiction Taxes levied or imposed and paid by such Holder of a Security (other than Guarantor Excluded Taxes) as a result of payments made with respect to such Security, (ii) any liability (including penalties, interest and expenses) arising therefrom with respect thereto, and (iii) any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes) with respect to payment of Guarantor Additional Amounts or any reimbursement pursuant to this sentence, in each case, to the extent not otherwise reimbursed by the payment of any Guarantor Additional Amount and not excluded from the requirement to pay Guarantor Additional Amounts as described above. The Guarantor or any successor to the Guarantor, as the case may be, shall also (i) make such withholding or deduction to the extent required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

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The Guarantor or any successor to the Guarantor, as the case may be, shall furnish the Trustee within 30 days after the date the payment of any such Guarantor Jurisdiction Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by the Guarantor or any successor to the Guarantor, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee. It is understood, however, that the Trustee is under no obligation to request such certified copies of tax receipts evidencing the payment.

At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable by the Guarantor under the Guarantees, if the Guarantor will be obligated to pay Guarantor Additional Amounts with respect to those payments, the Guarantor shall deliver to the Trustee an Officers’ Certificate stating that such Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay such Guarantor Additional Amounts to Holders of the Securities on the payment date.

(b)           Each Holder of a Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving written notice from the Guarantor to the effect that such Holder is eligible for a refund in respect of Guarantor Jurisdiction Taxes actually paid by the Guarantor pursuant to this Section 16.2, such Holder will sign and deliver, as reasonably directed by the Guarantor, any form provided to such Holder by the Guarantor to enable such Holder to obtain a refund in respect of such Guarantor Jurisdiction Taxes; and if such Holder thereafter receives such refund in respect of such Guarantor Jurisdiction Taxes, such Holder will promptly pay such refund to the Guarantor (together with interest, if any, received by such Holder from the relevant taxing authority). If a Holder applies for a refund of such Guarantor Jurisdiction Taxes prior to a request by the Guarantor to apply for such a refund, the Holder will, upon receipt of a request by the Guarantor to apply for, or to turn over the proceeds of, any such refund, pay any such refund to the Guarantor (together with interest, if any, received by such Holder from the relevant taxing authority), promptly upon receipt of such refund. The Guarantor shall pay all reasonable out-of-pocket expenses incurred by a Holder in connection with obtaining such refund.

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ARTICLE XVII.

MISCELLANEOUS PROVISIONS

Section 17.1.          Successors and Assigns of Company or Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 17.2.          Acts of Board, Committee or Officer of Successor Person Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company or the Guarantor, as applicable.

Section 17.3.          Required Notices or Demands. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may, except as otherwise provided in Section 5.1(d), be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee), as follows: Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, Attention: Treasurer. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Guarantor may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Guarantor with the Trustee), as follows: Carnival plc, Carnival House, 100 Harbour Parade, Southampton S015 1ST, United Kingdom, Attention: Treasurer. Any notice, direction, request or demand by the Company or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in the United States addressed to the Corporate Trust Office of the Trustee, as follows: 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107, Attn: Corporate Trust Office.

Any notice required or permitted to be mailed to a Holder by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Security Register. In any case, where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. For so long as the relevant Securities are in the form of a Global Security, notices to Holders may be delivered via the relevant clearing systems in lieu of the aforesaid mailing. In addition, for so long as the relevant Securities are listed on a securities exchange and the rules of such securities exchange so require, notices to Holders may be delivered to the extent and in the manner permitted by such rules.

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Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 17.4.          Indenture and Securities to be Construed in Accordance with the Laws of the State of New York. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 17.5.          Indenture may be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, the party of the third part, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, CARNIVAL CORPORATION, the party of the first part, has caused this Indenture to be duly signed and acknowledged by its Chairman or Vice Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Controller or its Secretary or its Assistant Secretary thereunto duly authorized; CARNIVAL PLC, the party of the second part, has caused this Indenture to be duly signed and acknowledged by its Chairman or Vice Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Controller or its Secretary or its Assistant Secretary thereunto duly authorized; and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, the party of the third part, has caused this Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized and the same to be attested by one of its Trust Officers.

CARNIVAL CORPORATION

By:
Name:
Title:

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CARNIVAL PLC

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

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